Exhibit 99.B(q)(1)

SEI TAX EXEMPT TRUST

SEI DAILY INCOME TRUST

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INTERNATIONAL TRUST

SEI ASSET ALLOCATION TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI INSURANCE PRODUCTS TRUST

ADVISER MANAGED TRUST

NEW COVENANT FUNDS

SEI CATHOLIC VALUES TRUST

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustees and/or officers of each of the above-referenced open-end management investment companies registered under the Investment Company Act of 1940, as amended (each a “Trust” and, together, the “Trusts”), each of which is a business trust organized under the laws of the Commonwealth of Massachusetts, except SEI Insurance Products Trust, Adviser Managed Trust, New Covenant Funds and SEI Catholic Values Trust, which are statutory trusts organized under the laws of the State of Delaware, hereby constitute and appoint Robert A. Nesher, Timothy D. Barto, James Hoffmayer, Timothy W. Levin and Sean Graber, each of them singly, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign for us and in our name, place and stead, and in the capacities indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of each Trust’s shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts and all such counterparts will constitute on Power of Attorney.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands as of September 13, 2016.

/s/ Robert A. Nesher	/s/ James Hoffmayer
Robert A. Nesher	James Hoffmayer
Trustee, President & Chief Executive Officer	Controller & Chief Financial Officer

/s/ Mitchell A. Johnson	/s/ James M. Williams
Mitchell A. Johnson	James M. Williams
Trustee	Trustee

/s/ George J. Sullivan, Jr.	/s/ William M. Doran
George J. Sullivan, Jr.	William M. Doran
Trustee	Trustee

/s/ Hubert L. Harris, Jr.	/s/ Susan C. Cote
Hubert L. Harris, Jr.	Susan C. Cote
Trustee	Trustee

/s/ Nina Lesavoy
Nina Lesavoy
Trustee

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